                                      8-K
                                  EXHIBIT 99.13

============================================================================





                             STOCKHOLDERS AGREEMENT

                                       OF

                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED




============================================================================





                                 JUNE 30, 1995

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
                                 ARTICLE I
                             DEFINITIONS; ETC.

     1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Certain Other Defined Terms . . . . . . . . . . . . . . . . .   4
     1.3  Article, etc. . . . . . . . . . . . . . . . . . . . . . . . .   5

                                 ARTICLE II
                   ORGANIZATIONAL AND GOVERNANCE MATTERS

     2.1  Memorandum and Articles of Association  . . . . . . . . . . .   5
     2.2  Directors . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.3  Removal of Directors  . . . . . . . . . . . . . . . . . . . .   6
     2.4  Removal for Cause . . . . . . . . . . . . . . . . . . . . . .   7
     2.5  Termination of Nomination Rights  . . . . . . . . . . . . . .   7
     2.6  Calling of Meetings . . . . . . . . . . . . . . . . . . . . .   7
     2.7  Notice of Meetings  . . . . . . . . . . . . . . . . . . . . .   7
     2.8  Committees  . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.9  Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.10 Approval of Certain Activities  . . . . . . . . . . . . . . .   8
     2.11 Additional Approval of Certain Activities . . . . . . . . . .   9
     2.12 Limitations on Approvals  . . . . . . . . . . . . . . . . . .  10

                                ARTICLE III
                          RESTRICTIONS ON TRANSFER

     3.1  Transfer Restrictions . . . . . . . . . . . . . . . . . . . .  10
     3.2  Voluntary Dispositions by Stockholders  . . . . . . . . . . .  11
     3.3  Involuntary Dispositions of Stock . . . . . . . . . . . . . .  13
     3.4  Deadlock Among Stockholders . . . . . . . . . . . . . . . . .  15
     3.5  Agreement of Selling Stockholders . . . . . . . . . . . . . .  16
     3.6  Equitable Remedies  . . . . . . . . . . . . . . . . . . . . .  18

                                 ARTICLE IV
                          MISCELLANEOUS PROVISIONS

     4.1  Endorsement on Stock Certificates . . . . . . . . . . . . . .  18
     4.2  Termination . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.3  Stock Subject to this Agreement . . . . . . . . . . . . . . .  19
     4.4  Maintenance of Ownership Position . . . . . . . . . . . . . .  19
     4.5  Distribution of Net Profits . . . . . . . . . . . . . . . . .  20
     4.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.7  Confidential Information  . . . . . . . . . . . . . . . . . .  20
     4.8  Non-Competition . . . . . . . . . . . . . . . . . . . . . . .  21
     4.9  Approval of Disclosures . . . . . . . . . . . . . . . . . . .  23

     4.10 Pronouns and Headings . . . . . . . . . . . . . . . . . . . .  23
     4.11 Severability  . . . . . . . . . . . . . . . . . . . . . . . .  23
     4.12 RTPA Registration . . . . . . . . . . . . . . . . . . . . . .  23
     4.13 Modification; Amendment . . . . . . . . . . . . . . . . . . .  23
     4.14 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.15 Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.16 Binding Effect; Complete Agreement  . . . . . . . . . . . . .  24
     4.17 Specific Performance  . . . . . . . . . . . . . . . . . . . .  24
     4.18 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.19 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .  24

                             STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT (this "Agreement") dated as of June 30, 1995 among VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED (registration number 2643552), a company incorporated under the laws of England and Wales and whose registered office is at Imperial House, 11-13 Young Street, Kensington, London W8 5EH (the "Company"), VIDEO JUKEBOX NETWORK, INC., a Florida corporation ("VJN"), and TM NO. 2 LIMITED (registration number 3005851), a company incorporated under the laws of England and Wales and whose registered office is at 20 Black Friars Lane, London EC4V 6HD ("Ticketmaster").

                              W I T N E S S E T H:

     WHEREAS, VJN and Ticketmaster are the owners, beneficially and of record, of all of the issued and outstanding Ordinary Shares of the Company (the "Stock"), being owned as follows:

           OWNER                      NUMBER
           -----                      ------
           VJN                        356 Ordinary Shares

           Ticketmaster               356 Ordinary Shares

           Total Shares               712 Ordinary Shares

     WHEREAS, in order to assure the harmonious management of the affairs of the Company, each of VJN, Ticketmaster and the Company desires to enter into this Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                               DEFINITIONS; ETC.

     1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

     "Affiliate" shall mean any Person (other than the Company) who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person; provided, however, that an Affiliate shall not include a Competitor. "Control" (including the terms "controlling," "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Bankruptcy" shall mean (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute,
(b) the specified Person stops payment of, is deemed unable (under Section 123 of the Insolvency Act of 1986 of the U.K. (the "Insolvency Act")) or otherwise admits inability to pay its debts or becomes or is deemed to be insolvent, (c) the making of a winding up or administration order in respect of the specified Person, (d) an assignment for the benefit of creditors, (e) the specified Person either does, resolves to do or commences negotiations with a view to doing any of the following: (i) makes a general or special arrangement or composition (whether voluntary or compulsory) with its creditors or any class of creditors, (ii) declares or agrees to a moratorium, (iii) issues a notice convening a meeting to resolve to do any of the foregoing (other than for the purpose of a solvent amalgamation or reconstruction), or (iv) makes a proposal for a voluntary arrangement under Section 1 of the Insolvency Act to be made in respect of the specified Person, (f) the filing of a voluntary petition in bankruptcy or reorganization or the passing of a resolution for voluntary liquidation, reconstruction or winding up (other than for the purpose of a solvent amalgamation or reconstruction), or (g) the failure to vacate the appointment of a receiver, trustee, provisional liquidator or administrative receiver for any part or all of the assets or property of a party within 60 days from the date of such appointment.

     "Board" shall mean the Board of Directors of the Company.

     "Bona Fide Purchaser" shall mean any Person (other than a disposing Stockholder's Affiliates) who or which has delivered a good faith written offer to purchase for cash or cash equivalents such Stockholder's Stock; provided, however, that, (a) such Person has the requisite financial resources necessary, in the reasonable opinion of the Board, to purchase and acquire such Stockholder's Stock and (b) the ownership by such Person of any Stock will not, in the reasonable good faith determination of the other Stockholders, jeopardize or render invalid the Company's ownership or use of any license or sublicense.

     In addition to the requirements specified in the preceding sentence, if at any time that a Bona Fide Purchaser makes an offer to purchase Seller's Stock there exists a Seller's Liability, then, except as otherwise expressly set forth herein, the Bona Fide Purchaser's offer must include the Bona Fide Purchaser's written agreement to obtain the complete release of Seller and its Affiliates from the Seller's Liability and to itself become personally liable for the Seller's Liability if any relevant third-party lender so requires as a condition for its complete release of Seller and its Affiliates. If any such lender will not agree to release Seller and its Affiliates from the Sellers' Liability, then the Bona Fide Purchaser and its Affiliates shall, by written agreement, indemnify and hold Seller and its Affiliates harmless from the Seller's Liability from and after the date of the closing of the purchase and sale of the Seller's Stock.

     "Business" shall mean the television, cable and similar programming and broadcasting services (interactive or non-interactive), marketing, advertising, sales, concert and related music promotions, merchandising and home shopping projects and all other promotions and ventures in which the Company is engaged in England, Wales, Scotland and Northern Ireland, and in which the Company intends to be engaged in the Republic of Ireland (the "Territory"), as of the date hereof, and any similar or related activities in which the Company may become engaged in the Territory during the term of this Agreement.

     "Business Day" shall mean any day that is not a Saturday or a Sunday and on which banks are open for the conduct of normal banking business in all of the cities of Los Angeles, California, Miami, Florida and London, England.

     "Competitor" shall mean an entity operating or controlling either video music services for use on television broadcast or cable channels featuring such services existing as of the date hereof or subsequently formed services with programming that is substantially similar in format and/or content to the Company's programming; provided, however, that Time Warner and its Affiliates shall not be considered Competitors for purposes of this definition.

     "Director" shall mean a Person appointed or elected as a member of the Board.

     "Dispose" or "Disposition" (and any derivatives thereof) shall mean
(a) a voluntary or involuntary sale, assignment, transfer, conveyance or other disposition of the beneficial or legal interest in a Stockholder's Stock, and (b) any agreement, contract or commitment to do any of the foregoing.

     "Encumbrance" or "Encumber" shall mean or refer to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, preferential arrangement, option, restriction on voting or alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement.

     "Equity Interest" shall mean any and all shares in the capital of the Company carrying the right to vote at and attend meetings of the members and any interests, derivatives, participations in or other equivalents (however designated) of such shares of the Company and any and all warrants, options or other rights to purchase or convertible into any of the foregoing.

     "Material Adverse Effect" shall mean any circumstance, change in, or effect on the business of any party (including, without limitation, in the case of the Company, the Business) that: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the financial condition of such party, or (b) could reasonably be expected to adversely affect the ability of such party to operate or conduct its business in the manner in which it is currently or currently anticipated to be operated or conducted.

     "Person" shall mean any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Seller's Liability" means any liability of a Stockholder, which is selling its Stock pursuant to this Agreement, for the repayment of any loans made to the Company by a third party lender (whether pursuant to a guaranty, loan, security or indemnification arrangement or otherwise).

     "Stockholder" or "Stockholders" shall mean parties hereto (other than the Company), their permitted successors and assigns and any Person who is a holder of Stock and is or is required to be a party hereto at the time of reference thereto.

     "Transfer Notice" shall mean the notice required to be delivered by the Seller to the Company and the Non-Selling Stockholders pursuant to
Section 3.2. To be effective, the Transfer Notice must (a) have attached to it a copy of the written offer of the Bona Fide Purchaser who has offered to purchase the Seller's Stock, and (b) describe all other material terms of such Bona Fide Purchaser's offer which are not included in the attached written offer.

     1.2 Certain Other Defined Terms The following terms are defined in the Section of this Agreement set forth directly opposite such terms:

          Term                               Section
          ----                               -------
          Administrative Services Agreement    2.9(e)
          Cause                                2.5
          Confidential Information             4.7
          Deadlock                             3.4(a)
          Deed of Adherence                    3.1(b)
          Deadlock Notice                      3.4(a)
          Election Notice                      3.4(a)
          Forced Sale Shares                   3.3(b)
          Neutral Appraiser                    3.5(a)
          Voting Director Nominees             2.2(a)
          Non-Selling Stockholder              3.2(b)
          Notifying Party                      3.4(a)
          Neutral Appraiser                    3.5(a)
          Original Appraisers                  3.5(a)
          Receiving Party                      3.4(a)
          Receiving Parties Election Notice    3.4(b)
          Relevant Period                      4.8(a)
          Representatives                      4.7
          Secondary Notice                     3.2(b)
          Seller                               3.2(a)
          Ticketmaster Nominees                2.2(a)
          Valuation Date                       3.4(a)
          Valuation Price                      3.4(a)

          VJN Nominees                         2.2(a)

     1.3 Article, etc. References to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.


                                   ARTICLE II

                     ORGANIZATIONAL AND GOVERNANCE MATTERS

     2.1 Memorandum and Articles of Association. From and after the date hereof, each Stockholder shall vote all of its shares of Stock owned by such Stockholder at any meeting of the stockholders of the Company or by means of any written consent executed in lieu of such a meeting of stockholders and shall take all actions necessary to ensure that the Memorandum of Association and Articles of Association of the Company do not, at any time, conflict with the provisions of this Agreement and shall take all necessary and required action to cause the Company to amend, or amend and restate, the Memorandum of Association and the Articles of Association of the Company as necessary to effectuate the purposes of this Agreement.

     2.2  Directors.

          (a) Nominees. The Board shall consist of four voting members (the "Voting Directors") and, for so long as Vincent Paul Monsey is employed by the Company as its Managing Director, one non-voting member (the "Non-Voting Director"). Each of the Stockholders shall and shall ensure that each of its respective Affiliates shall vote all of its shares of Stock at any annual or extraordinary meeting of the stockholders of the Company at which Directors are to be elected or vacancies on the Board are to be filled, or by means of any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary and shall use all reasonable endeavors to cause the Voting Directors nominated by them pursuant to this Agreement to take all actions necessary (including the nomination for election as directors of the Persons specified below) to ensure the election to the Board of five individuals as follows:

               (i) two individuals nominated by Ticketmaster as Voting Directors (the "Ticketmaster Nominees");

               (ii) two individuals nominated by VJN as Voting Directors (the "VJN Nominees"); and

               (iii) so long as he shall be employed by the Company as its Managing Director, Vincent Paul Monsey as the Non-Voting Director.

     The Ticketmaster Nominees and the VJN Nominees are sometimes referred to herein collectively as the "Voting Director Nominees" and individually as a "Voting Director Nominee." The Non-Voting Director shall be entitled to notice of and to attend all meetings of the Board of Directors but shall not be entitled to vote on any matter.

          (b) Replacement of Voting Director Nominees. If, prior to his election to the Board pursuant to this Section 2.2, any Voting Director Nominee shall be unable or unwilling to serve as a Voting Director, the Stockholder who nominated such Voting Director Nominee shall be entitled to nominate a replacement within 30 days of learning of such fact, which replacement shall then be a Voting Director Nominee for purposes of this Section 2.2. If, following election to the Board pursuant to this Section 2.2, any Voting Director Nominee shall resign or be removed pursuant to Section 2.3 or 2.4 or be unable to serve for any reason prior to the expiration of his term as a Voting Director or if for any other reason a vacancy exists on the Board, the Stockholder who nominated such Voting Director Nominee (or would have been entitled to nominate a Voting Director Nominee to fill such vacant Board position) shall, within 30 days of such event, notify the Board in writing of a new Voting Director Nominee for such Board position. Promptly thereafter, each Stockholder shall, and hereby agrees to, take all actions reasonably necessary to ensure the election to the Board of such new Voting Director Nominee to fill the unexpired term of the Voting Director Nominee whom such new Voting Director Nominee is replacing or to fill the vacant Board position until the next scheduled election of Directors. If a Stockholder shall fail to so notify the Board within the 30-day period provided in this
Section 2.2(b), the Voting Directors, in their discretion, may nominate any other person to fill the vacancy or the slate of directors nominated for election. To the extent feasible and consistent with the best interests of the Company and the fiduciary obligations of the Directors, the parties hereto will endeavor to ensure that no meetings of the Board will be scheduled during the period that a vacancy exists on the Board except for the purposes enumerated in this Section 2.2(b) and except for consideration of matters which cannot reasonably be delayed.

     2.3 Removal of Directors. Each Stockholder hereby agrees to use all reasonable endeavors to call, to take all other actions necessary to call and to cause the Voting Directors nominated by them to take all actions necessary to call or to cause the appropriate officers and Directors of the Company to call, a special or annual meeting of stockholders of the Company (or a special meeting of the Board, if appropriate in the circumstances), as the case may be, and to vote all of the shares of Stock then owned by such Stockholder or registered in such Stockholder's name for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of the Non-Voting Director or, if the Stockholder designating a Voting Director requests his or her removal for any reason, a Voting Director.

     2.4 Removal for Cause. Each Stockholder hereby agrees that (a) subject to Section 2.3, no Voting Director elected pursuant to Sections 2.2(a) or 2.2(b) shall be removed without Cause and (b) any Voting Director and the Non-Voting Director may be removed for Cause if 100% of the Voting Directors (exclusive of the Director who is the subject of the removal action) consent in writing to such removal. All actions by the Board for removal of a Director pursuant to the foregoing subsection (b) shall be considered on an individual, one-Director-at-a-time, basis. For the purposes of this Section 2.4, "Cause" shall mean (i) breach of, or willful and continued failure to substantially perform, his duties as a Director of the Company, (ii) willful conduct which, in the good faith determination of 100% of the Voting Directors (exclusive of the Director who is the subject of the removal action), is significantly injurious or detrimental to the Company, monetarily or otherwise, (iii) conviction for or a plea of guilty or nolo contendere to, any material criminal offense involving dishonesty or moral depravity, (iv) habitual abuse of illegal drugs or other controlled substances or habitual intoxication, or (v) willful breach of this Agreement.

     2.5 Termination of Nomination Rights. The provisions of Sections 2.2, 2.3 and 2.4 shall be null and void from and after the time that the aggregate Equity Interests of Ticketmaster and its Affiliates do not equal (regardless of whether such aggregate Equity Interest is higher or lower than) the aggregate Equity Interests of VJN and its Affiliates.

     2.6 Calling of Meetings. In order to effectuate the provisions of this Article II, each Stockholder hereby agrees, subject to compliance with applicable law, that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use all of its reasonable endeavors to (a) call, to take all other actions necessary to call and to cause the Voting Directors nominated by them to take all actions necessary to call or to cause the appropriate officers and Directors of the Company to call, a special or annual meeting of shareholders of the Company, as the case may be, or execute or cause to be executed a written consent in lieu of any such meetings to effectuate such stockholder action and (b) vote all shares of Stock held by such Stockholder in a manner consistent with the terms and provisions of this Agreement.

     2.7 Notice of Meetings. With respect to any action to be taken other than pursuant to written consent in lieu of a meeting (in accordance with the provisions of applicable law and the Company's Articles of Association), written notice of the time, place and matters to be discussed at all meetings of the Board and all meetings of committees of the Board shall be given to all Directors or committee members (whether in the U.K. or abroad), as the case may be, at least 96 hours in advance of such meetings, either personally or by sending a copy thereof by overnight courier or air mail (postage prepaid), by reputable overnight courier (charges prepaid), or by telecopier (with confirmation of receipt acknowledged by the addressee) to the address appearing on the books of the Company or otherwise supplied to the Company by a Director or committee member in writing. Notices pursuant to this Section 2.6 shall be deemed given upon personal delivery, two Business Days following deposit with a reputable overnight courier, four Business Days following deposit with the postal service in the case of express mail and upon confirmation of receipt in the case of a telecopy.

     2.8 Committees. Each Stockholder shall vote all of its shares of Stock, and shall use all reasonable endeavors to take and to cause its Voting Director Nominee(s) to take all such other action necessary, to ensure that (i) any committee of the Board includes at least one Voting Director by each of Ticketmaster and VJN and (ii) in addition to any other notice and voting requirements for such committees, notice for all meetings of such committees shall be given in accordance with Section 2.7.

     2.9 Quorum. Unless otherwise fixed by or pursuant to the Articles of Association of the Company, the quorum for the transaction of business at any meeting of the Board shall consist of all Voting Directors of the Company.

     2.10 Approval of Certain Activities. The Stockholders will not vote their shares of Stock in favor of the Company taking, and the Company will not take, any of the following actions unless the Board (or any committee to which the authority to take any such actions has been delegated) has unanimously agreed to take all actions necessary to approve, authorize, adopt or ratify the same:

          (a) enter into any business, partnership or other venture, or affect any change in the operations of the Company, which is not substantially related to the Business;

          (b) approve any consolidation, merger or amalgamation with, or the acquisition of any interest in, any other Person or its assets, other than acquisitions of goods and services in the ordinary course of business;

          (c) enter into any agreement, or amend any existing agreement, relating to the management of, or the provision of management or administrative services to, the Company;

          (d) in the event Ticketmaster's engagement under that certain Administrative Services Agreement dated as of the date hereof between the Company and the Stockholders (the "Administrative Services Agreement") is terminated and VJN does not assume the obligation to perform the Services thereunder, appoint any Person to perform the Services (as defined in the Administrative Services Agreement), or other similar duties, in lieu of Ticketmaster;

          (e) approve the annual operating budget with respect to any fiscal year of the Company, which budget identifies, individually and in the aggregate, the expenditures and indebtedness that the appropriate officers and/or managers of the Company are authorized to make or incur; provided, however, that in the event the Voting Directors cannot agree on an annual operating budget for any fiscal year, the most recently approved annual operating budget of the Company shall continue in effect until such time as a new budget is approved and adopted by the Voting Directors;

          (f) enter into any lease, purchase or sale agreement relating to any property, real or personal, that requires payments to or from the Company in excess of L.50,000 during any one fiscal year, which agreement is not included in or specifically contemplated by the annual budget approved and/or in effect for such fiscal year pursuant to subsection (e) above;

          (g) select, determine terms of employment for, and decide to renew and/or terminate the contracts of, each of the Managing Director, the Finance Director and the Director of Programming of the Company;

          (h) except in the ordinary course of business, (i) assume, incur or guarantee any obligation or obligations for borrowed money individually or in the aggregate in excess of L.150,000; (ii) cancel or compromise any debts owed to, or claims held by, the Company in an amount individually or in the aggregate in excess of L.50,000; or (iii) waive or release any rights of the Company with a value individually or in the aggregate in excess of L.50,000;

          (i) enter into any transaction between the Company and any Stockholder, and/or any Affiliate of any Stockholder, if the value of such transaction equals or exceeds L.150,000 (other than transactions included in or specifically contemplated by any annual operating budget approved by the Voting Directors and/or in effect pursuant to subsection (e) above).

          (j)  admit a judgment against the Company;

          (k)  make any substantive modification of this Agreement; or

          (l)  agree or otherwise commit to do any of the foregoing.

Without limiting the foregoing and for purposes of clarification only, termination of Ticketmaster's engagement under the Administrative Services Agreement shall be effected, if at all, in accordance with the provisions of Section 2.8 thereof.

     2.11 Additional Approval of Certain Activities. The Stockholders will not vote their shares in favor of the Company taking any of the following actions unless the Board (or any committee to which the authority to take any such actions has been delegated) has unanimously agreed to take all actions necessary to approve, authorize, adopt or ratify the same:

          (a) alter or amend the Articles or Memorandum of Association of the Company;

          (b) issue (whether by way of dividend, distribution or otherwise), sell or grant to any Person, commit or otherwise undertake to issue, sell or grant to any Person (i) any Equity Interest, (ii) any securities convertible into or exchangeable for or carrying any rights to acquire any Equity Interest, or (iii) any options, warrants or any other rights to acquire any Equity Interest;

          (c) initiate any proceedings or take any other action with respect to Bankruptcy of the Company; or

          (d)  agree or otherwise commit to do any of the foregoing.

     2.12 Limitations on Approvals. For purposes of Sections 2.9 and 2.10, no Person shall be deemed to be a Stockholder unless such Person is a Stockholder as of the date hereof, or is an Affiliate of any such Stockholder (and is a permitted transferee of Stock). The provisions of each of Sections 2.10 and 2.11 shall be null and void from and after the time that the aggregate Equity Interests of Ticketmaster and its Affiliates do not equal (regardless of whether such aggregate Equity Interest is higher or lower than) the aggregate Equity Interests of VJN and its Affiliates.

                                  ARTICLE III

                            RESTRICTIONS ON TRANSFER

     3.1  Transfer Restrictions.

          (a) General Transfer Restriction. Each Stockholder covenants and agrees that such Stockholder will not, and will not permit its Affiliates to, Dispose or cause the Disposition of such Stockholder's Stock or any interest therein except in accordance with the terms and conditions of this Article III. Any attempted Disposition not in accordance with the terms and conditions of this Agreement shall be null and void and of no force or effect.

          (b) Transfers to Affiliates. Notwithstanding the restrictions on Disposition set forth in this Article III, any Stockholder (which term for the purposes of this Section 3.1(b) shall not include any Affiliate of a Stockholder which acquired Stock pursuant to this Section 3.1(b)), may Dispose of all or a portion of its Stock to an Affiliate; provided, however, that in the case of any such Disposition (i) such Stock shall remain subject to all of the terms and conditions of this Agreement in the hands of such Affiliate and (ii) such Affiliate shall first deliver to the Company and the Stockholders a deed of adherence, in the form attached as Exhibit A (a "Deed of Adherence"), assuming and agreeing to (A) be bound by all the terms and conditions of this Agreement, (B) be a Stockholder hereunder and (C) retransfer all of its rights, title and interest in the Stock, free and clear of all Encumbrances, to such transferring Stockholder prior to the time at which it ceases to be an Affiliate of such transferring Stockholder.

          (c) Indirect Transfers. Except as otherwise provided by the provisions of this Article III, no Stockholder may indirectly Dispose of any of its Stock (by way of transfer of the equity or other ownership interests of such Stockholder or otherwise) to a Person other than an Affiliate of such Stockholder without obtaining the prior written consent of the other Stockholders (which consent may be given or withheld, in the sole and absolute discretion of such Stockholders); provided, however, that the merger, consolidation or other change of control of the ultimate parent of any Stockholder shall be deemed not to constitute an indirect Disposition of such Stockholder's Stock that is prohibited by this Section 3.1(c).

          (d) Transfers to Persons other than Affiliates. Except as otherwise provided by the provisions of this Article III, no Stockholder may Dispose of any of its Stock without the prior written consent of each of the other Stockholders (which consent may be given or withheld, in the sole and absolute discretion of such other Stockholders).

          (e) Pledge. No Stockholder may Encumber its Stock for any purpose other than to secure indebtedness of the Company to a third party commercial bank or financial institution and unless the pledgee of such Stock agrees in writing to be bound by the terms and conditions of this Agreement.

          (f) Rules of Construction and General Application. The following rules of construction shall be applicable to all transactions consummated pursuant to Article III:

               (i) Unless otherwise specifically set forth herein, a reference to a Stockholder shall include any and all of such Stockholder's Affiliates.

               (ii) Each transferee of Stock pursuant to this Article III (other than pursuant to Section 3.4), as a condition to its admission as a Stockholder, shall execute and acknowledge a Deed of Adherence and such other instruments, in form and substance reasonably satisfactory to the other Stockholders, to confirm the agreement of the transferee of such Stock to be bound by all the terms and provisions of this Agreement with respect to the Stock acquired. All reasonable expenses, including attorneys' fees, incurred by the Company in this connection shall be borne by such transferee.

               (iii) During the term of any proceedings, transactions or Dispositions pursuant to any provision of Article III, no Stockholder may exercise any rights under any provision of Article III (other than rights granted to such Stockholder pursuant to the provision under which such proceedings are taking place or in progress).

     3.2  Voluntary Dispositions by Stockholders.

          (a) Offer from Bona Fide Purchaser. If a Stockholder (for purposes of this Section 3.2, "Seller") desires to effect the Disposition of its shares of Stock to a Bona Fide Purchaser, such Stockholder shall deliver to the Company and all of the other Stockholders a Transfer Notice at least 60 days prior to the proposed Disposition of Seller's Stock. Under no circumstances may any Stockholder sell or offer to sell less than all of its shares of Stock to any such Bona Fide Purchaser.

          (b) Right of First Refusal. By delivery of the Transfer Notice, Seller shall be deemed to have offered to each non-selling Stockholders (the "Non-Selling Stockholders"), the right and option to purchase on the terms and conditions set forth in the Bona Fide Purchaser's written offer all (but not less than all) of that portion of the Seller's Stock that equals a fraction, the numerator of which is equal to the number of shares of Stock owned by such Non-Selling Stockholder at the time the Transfer Notice is deemed given hereunder and the denominator of which is equal to the total number of shares then owned by all of the Non-Selling Stockholders. In order to exercise such option, the Non-Selling Stockholders who wish to participate shall deliver written notice to such effect to Seller and the Company within 25 days of receipt of the Transfer Notice. In the event that less than all of the Non-Selling Stockholders exercise their rights pursuant to the first sentence of this Section 3.2(b), the Company shall, within 30 days of the date that the Transfer Notice is deemed given hereunder, provide the Non-Selling Stockholders who elected to exercise such rights with a notice (the "Secondary Notice") setting forth the number of shares of Seller's Stock that remain unpurchased following the initial 25 day exercise period. The recipients of the Secondary Notice shall have 7 days from the date that the Secondary Notice is deemed given to provide notice to Seller and the Company of the additional amount of Seller's unpurchased shares of Stock that each such Non-Selling Stockholder will purchase, which amounts shall be in such proportions as such Non-Selling Stockholders shall agree among themselves or, failing such agreement, in proportion to their respective Equity Interests in the Company, after giving effect to the shares that each such Non-Selling Stockholder elected to purchase pursuant to the Transfer Notice delivered pursuant to Section 3.2(a) above. If the Non-Selling Stockholders who wish to participate exercise their respective options to purchase all of the Seller's Stock, the consummation of the purchase and sale of Seller's Stock shall occur in accordance with Section 3.2(c) hereof. A Non-Selling Stockholder's failure to deliver the notice required pursuant to the preceding sentence shall constitute such Non-Selling Stockholder's failure to exercise its rights under this Section 3.2(b).

          (c)  Consummation of Purchase.

               (i) The purchase price payable by each Non-Selling Stockholder to Seller shall be (A) payable in an amount of cash equal to (1) the amount of cash set forth in the Bona Fide Purchaser's offer, or (2) the cash equivalent of any non-cash consideration contained in the Bona Fide Purchaser's offer, and (B) paid in the manner set forth in the Bona Fide Purchaser's offer (except that no payment need be made until at least 30 days subsequent to the completion of the procedure described in Section 3.2(b), if applicable); provided, however, that if the Stockholders do not agree on the cash equivalent of any non-cash consideration, the time period specified in this Section 3.2(c) for payment of the purchase price shall be extended for such time as may be necessary (but no later than 30 days) for the Non-Selling Stockholders to obtain a valuation for such non-cash consideration in accordance with the procedure set forth further in this Section 3.2(c). Seller's Stock shall be transferred as provided in such written offer. In the event the Selling Stockholder and the Non-Selling Stockholders are unable to agree upon the cash equivalent of any non-cash consideration offered by a Bona Fide Purchaser, each of the Selling Stockholder and the Non-Selling Stockholders shall appoint one appraiser, which appraisers shall jointly determine the cash equivalent of such non-cash consideration. The final determination of the appraisers (if they are able to agree) shall be binding upon the Selling and the Non-Selling Stockholders. In the event that the appraisers are unable to agree, the appraisers shall appoint one independent appraiser who, within 45 days after appointment, shall independently determine the cash equivalent of any non-cash consideration and whose final determination shall be binding upon the Selling and Non-Selling Stockholders.

               (ii) At the closing of the purchase and sale of Seller's Stock to any Non-Selling Stockholder (A) each Non-Selling Stockholder shall pay to Seller the purchase price, as determined in Section 3.2(c)(i), and (B) Seller shall deliver to each such Non-Selling Stockholder a stock certificate or certificates evidencing the Seller's Stock, together with an appropriate stock transfer form(s), duly executed in a proper form to effect the transfer of such Stock from Seller to each such Non-Selling Stockholders on the books and records of the Company. As soon as possible after such closing, the Seller shall pay all stamp duties payable on account of, and deliver to the Non-Selling Stockholders the transfer stamps, necessary to effect the transfer of such Stock from the Seller to the Non-Selling Stockholders.

          (d)  Other Disposition Provisions.

               (i) If the Non-Selling Stockholders do not agree to purchase all of Seller's Stock by the expiration of the periods set forth in Section 3.2(b), Seller shall have 60 days thereafter in which to effect the Disposition of its remaining Stock to the Bona Fide Purchaser on terms not more favorable to Seller than were set forth in the Bona-Fide Purchaser's written offer.

               (ii) During the term of the rights granted to the Non-Selling Stockholders pursuant to Section 3.2, Seller shall not negotiate or offer to sell its Stock on terms and conditions more favorable to Seller than those previously offered to the Non-Selling Stockholders.

               (iii) If Seller shall fail to consummate a Disposition of its Stock within the time period set forth in Section 3.2(d)(i), then no Disposition of such Stock may be made by Seller without first re-offering such Stock to the Non-Selling Stockholders in accordance with the provisions of this Section 3.2.

     3.3  Involuntary Dispositions of Stock.

          (a) Causes for Forced Sale. Notwithstanding anything contained in this Agreement to the contrary, the occurrence of any one of the following events shall constitute an offer by the affected Stockholder to sell (in accordance with the provisions of Section 3.3(b)) all of its shares of Stock for a price equal to the value thereof determined in accordance with Section 3.5(a):

               (i) Other than an Encumbrance permitted by Section 3.1(e), any levy on, distress, execution or attachment of any shares of Stock of such Stockholder by any creditor or by any person claiming an Encumbrance thereon, if such Stockholder does not diligently pursue the appropriate legal remedies to have such levy or attachment discharged, and such levy or attachment is not discharged within 60 days from the date of such levy or attachment;

               (ii) Any proposal to file for or the initiation of a proceeding in Bankruptcy of such Stockholder;

               (iii)     Any material license held by the Company
     (including, License No. LP044 granted to the Company by the Independent Television Commission on February 11, 1992) is lost solely and directly as a result of such Stockholder's (which, for purposes of this clause (iii), shall be the "affected Stockholder") holding or ownership of Stock;

               (iv) The filing by such Stockholder of a petition to dissolve or liquidate the assets and business of the Company; or

               (v) Any attempt by such Stockholder (which, for purposes of this clause (v), shall be the "affected Stockholder") to Dispose of its Stock other than in compliance with Sections 3.1 and/or 3.2, as appropriate.

          (b) Effect of the Occurrence of Cause. Immediately upon the happening of any of the foregoing events and without any action on the part of the affected Stockholder, an offer shall be deemed to have been made by the affected Stockholder to sell all of its shares of Stock to the other Stockholders, pro rata in accordance with their respective Equity Interests, in the manner provided in Section 3.2, with the purchase price thereafter payable by wire transfer of immediately available funds. Within 10 Business Days of the Stockholders being notified of the occurrence of any of the events set forth in Section 3.3(a), the Stock held by the affected Stockholder shall be valued in accordance with the procedure set forth in Section 3.5(a).

     3.4  Deadlock Among Stockholders.

          (a) Notice of Deadlock; Valuation. Commencing 20 days after any Stockholder (together with its Affiliates, the "Notifying Party") delivers to the other Stockholders (each, together with its Affiliates, a "Receiving Party") written notice (the "Deadlock Notice") that after making a good faith effort the Stockholders have failed to agree on any of the matters set forth in Sections 2.10 or 2.11 or with respect to any other matter contained herein that requires unanimous consent of the Stockholders (a "Deadlock"), the Stockholders shall cause a valuation of all of the Stock to be performed in accordance with the provisions of Section 3.5(a) (as so determined, on a per share basis, the "Valuation Price"). The Deadlock Notice shall be withdrawn in the event that, prior to the date on which notice of the Valuation Price is delivered by the Original Appraisers or, if applicable, the Neutral Appraiser (each as defined in Section 3.5(a)) to the Stockholders (the "Valuation Date"), the Receiving Parties reach agreement with the Notifying Party with respect to the Deadlock specified in the Deadlock Notice. For purposes of this Section 3.4, (i) any Deadlock Notice must be mailed, sent by courier or be personally delivered to the Receiving Parties, and (ii) a Notifying Party shall not be deemed to have delivered a Deadlock Notice until such Deadlock Notice has been actually received by all Receiving Parties. In the event multiple Deadlock Notices are delivered on the same day, the first Deadlock Notice delivered (as evidenced by a certificate or signature of the Receiving Parties acknowledging time of receipt, courier records, or otherwise) shall constitute the Deadlock Notice for purposes of this Section 3.4 and the deemed notice provisions set forth in Section 4.6 shall not apply.

          (b) Option of Receiving Parties. The Receiving Parties shall have 10 days, commencing on the Valuation Date, to decide whether to either
(i) purchase all (but not less than all) of the Notifying Party's Stock, or
(ii) sell all (but not less than all) of the Receiving Parties' Stock to the Notifying Party, each transaction to be effected at the Valuation Price. The Receiving Parties shall notify the Notifying Party and the Company within such 10-day period, in a writing jointly signed by all of the Receiving Parties (the "Receiving Parties Election Notice"), of their election under the foregoing sentence. If the Receiving Parties elect to purchase the Notifying Party's Stock, the Notifying Party shall be required to sell and the Receiving Parties shall be required to purchase all of the Notifying Party's Stock at a closing to be held on the date that is (A) 120 days after delivery of the Receiving Parties Election Notice, if the aggregate Valuation Price for the Notifying Party's Stock is less than $25 million (U.S.), or (B) 180 days after delivery of the Receiving Parties Election Notice, if the aggregate Valuation Price for the Notifying Party's Stock equals or exceeds $25 million (U.S.) (or, if such day is not a Business Day, on the next succeeding Business Day). Each Receiving Party shall purchase such number of shares of the Notifying Party's Stock as the Receiving Parties shall agree among themselves or, failing such agreement, that portion of the Notifying Party's Stock that equals a fraction, the numerator of which is equal to the number of shares of Stock owned by such Receiving Stockholder and the denominator of which is equal to the total number of shares then owned by all of the Receiving Parties.

          (c) Option of Notifying Party. If (i) the Receiving Parties fail to deliver a Receiving Parties Election Notice (or deliver a Receiving Parties Election Notice that is not signed by all of the Receiving Parties) within the 10-day period set forth in 3.4(b) and the Notifying Party delivers a written notice to the Receiving Parties so stating, or (ii) the Receiving Parties Election Notice states that the Receiving Parties have exercised their option under Section

3.4(b)(ii) to sell all of the Receiving Parties' Stock to the Notifying Party, the Notifying Party shall purchase all of the Receiving Parties' Stock at a price equal to the Valuation Price. The Receiving Parties shall be required to sell and the Notifying Party shall be required to purchase the Receiving Parties' Stock at a closing to be held on the date that is
(A) 120 days after delivery of the Receiving Parties Election Notice or the last day of the 10-day period set forth in Section 3.4(b), as appropriate, if the aggregate Valuation Price for the Receiving Parties' Stock is less than $25 million (U.S.), or (B) 180 days after delivery of the Receiving Parties Election Notice or the last day of the 10-day period set forth in
Section 3.4(b), as appropriate, if the aggregate Valuation Price for the Receiving Parties' Stock equals or exceeds $25 million (U.S.) (or, if such day is not a Business Day, on the next succeeding Business Day). If there are more than one Notifying Parties, each Notifying Party shall purchase such number of shares of the Receiving Parties' Stock as the Notifying Parties shall agree among themselves or, failing such agreement, that portion of the Receiving Parties' Stock that equals a fraction, the numerator of which is equal to the number of shares of Stock owned by such Notifying Stockholder and the denominator of which is equal to the total number of shares then owned by all of the Notifying Parties.

     3.5 Agreement of Selling Stockholders. All sales of Stock to be made pursuant to Sections 3.2, 3.3 and 3.4 of this Agreement shall be subject to the following terms:

          (a) Valuation of Stock. Whenever an appraised value of any or all of the Stock is required in connection with a Disposition, the procedures set forth in this Section 3.5(a) shall govern such appraisal. Each of the Receiving Parties, on the one hand, and the Notifying Party, on the other hand (or, in the event of Dispositions other than pursuant to Section 3.4, the Disposing Stockholder(s) and the non-Disposing Stockholder(s), respectively), shall appoint one appraiser (the "Original Appraisers") to determine the value of the Stock (the "Original Appraisals") which is the subject of the Disposition (the "Disposition Shares"). If either the Receiving Parties or the Notifying Party shall fail to appoint an Original Appraiser, and to notify the other of such appointment, within the time period set forth herein for such appointment, the party who failed to appoint an Original Appraiser shall be deemed to have waived its right with respect thereto and the non-waiving party shall be entitled to have the President of the Institute of Chartered Accountants, in London, England, select the second appraiser, who shall be an Original Appraiser hereunder. In appraising the shares of Stock to be sold, each of the Original Appraisers shall appraise the Company as a whole, on a going concern basis (the "Company Value"), and then shall value the shares to be sold by multiplying the Company Value by a fraction, the numerator of which shall be the number of shares to be sold and the denominator of which shall be the total number of shares outstanding. In so valuing the shares of Stock to be sold, the Original Appraisers shall not consider any minority discount, but shall take into account the impact on the Company (i) if either the Receiving Parties or the Notifying Party were to no longer be a Stockholder(s) of the Company and (ii) any other event that precipitated or results from the Deadlock. The Original Appraisers shall have 45 days in which to conduct an appraisal and shall notify the Company and the Stockholders in writing of the results of the Original Appraisals. If the difference between the Original Appraisals is less than or equal to 10% of the higher of the two Original Appraisals, then the average of the Original Appraisals, on a per share basis, shall be the Valuation Price. In the event that a discrepancy of greater than 10% exists between the Original Appraisals, the Original Appraisers jointly shall appoint, within seven days after delivery of the results of the Original Appraisals, one independent appraiser (the "Neutral Appraiser") who shall select, from between the Original Appraisals, the one Original

Appraisal which, in his or her opinion, is the closest to the true value. If the Original Appraisers fail to appoint a Neutral Appraiser within such 7-day period, the Stockholders (or the Original Appraisers on the Stockholders' behalf) shall ask the President of the Institute of Chartered Accountants, in London, England, to select the Neutral Appraiser. The Neutral Appraiser shall have 10 days in which to make his or her determination and shall notify the Company and the Stockholders in writing of the selected Original Appraisal. The Original Appraisal so selected by the Neutral Appraiser, on a per share basis, shall be the Valuation Price. The Neutral Appraiser shall act as an expert and not as an arbitrator. The costs and expenses of each Original Appraiser shall be borne by Stockholder(s) that selected such Original Appraiser and the costs and expenses of the Neutral Appraiser shall be borne by the Stockholders in accordance with their respective pro rata ownership of Stock. The Valuation Price determined in accordance with this Section 3.5(a) shall be binding upon and unappealable by the Stockholders and the Company.

          (b) Delivery of Certificates. The Stockholder that is Disposing of its shares shall deliver to the purchaser the certificates evidencing the Stock being sold, free and clear of Encumbrances (other than those set forth in Section 3.1(d)), together with duly executed stock transfer forms in favor of the purchaser or its nominees and such other documents, including evidence of ownership and authority, as the purchaser may reasonably request.

          (c) Representations and Warranties. The Disposing Stockholder shall not be required to make any representations or warranties to any Person in connection with such sale, except as to (i) good title to the Stock being sold, (ii) the absence of Encumbrances with respect to the Stock being sold, (iii) its legal capacity, valid existence and good standing (if applicable), (iv) the authority for, and validity and binding effect of (as against such Disposing Stockholder), any agreement entered into by such Disposing Stockholder in connection with such sale, (v) all required material consents to the Disposing Stockholder's sale and material governmental approvals having been obtained (excluding any securities laws) and (vi) the fact that no broker's commission is payable by or on behalf of the Disposing Stockholder as a result of the Disposing Stockholder's conduct in connection with the sale.

          (d) Stamp Duty. The expense of any stamp duty relating to the Disposition shall be borne by the Disposing Stockholder and may be deducted from the purchase price payable to the Disposing Stockholder for such Disposed Stock.

          (e) Indemnification. The Disposing Stockholder shall not be required to provide any indemnities in connection with such sale except for breach of the representations and warranties contained in subsection (c) of this Section 3.5.

     3.6 Equitable Remedies. Each of the Stockholders acknowledges and agrees that money damages alone would not be an adequate remedy for any breach of the provisions of this Article III. The Stockholders agree that, in the event of a breach or threatened breach by any Stockholder of any provision of this Article III, any non-breaching Stockholder (a) may seek specific performance of the provisions of Article III, and the breaching Stockholder(s) shall be estopped from asserting adequacy of a remedy at law as a defense to an action for specific performance hereunder, and/or
(b) shall be entitled to an injunction restraining the breaching Stockholder from taking any action that, or omitting to take any action the omission of which, could constitute a breach of any provision of this
Article III, each without being required to post a bond.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     4.1 Endorsement on Stock Certificates. Each and every certificate evidencing Stock shall contain upon its face, or on the reverse side thereof, the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE (i) ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE COMPANY'S ARTICLES OF ASSOCIATION, AS AMENDED FROM TIME TO TIME, AND (ii) MAY BE SUBJECT TO OTHER RESTRICTIONS CONTAINED IN AGREEMENTS TO WHICH THE COMPANY IS A PARTY, AND NO SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH RESTRICTIONS. COPIES OF THE ABOVE REFERENCED DOCUMENTS ARE AVAILABLE TO THE HOLDER HEREOF WITHOUT CHARGE AT THE PRINCIPAL OFFICES OF THE COMPANY.

No shares of Stock shall be issued without the legend set forth above. Upon termination of this Agreement and/or deletion of the restrictions on transfer from the Articles of Association, the Company shall issue new certificates representing the Stock that do not contain the foregoing legend upon surrender to the Company of the certificates containing the foregoing legend in exchange therefor.

     4.2 Termination. This Agreement shall become effective upon the execution hereof and shall terminate upon the earliest to occur of the following events:

          (a)  Bankruptcy of the Company;

          (b) 100% of the Stock being beneficially owned by a single Stockholder; or

          (c) the voluntary agreement, in writing, of all of the Stockholders.

     4.3  Stock Subject to this Agreement.

          (a) This Agreement shall apply to all Stock currently or hereinafter owned or acquired by the Stockholders including, without limitation, (i) the 356 shares of Stock owned by each of the Stockholders on the date hereof, (ii) any Stock issued to any Stockholder pursuant to
Section 4.3(b) hereof, (iii) any Stock issued to any Stockholder pursuant to such Stockholder's exercise of an option or warrant and (iv) any Stock otherwise purchased, acquired or issued to any Stockholder.

          (b) If, at any time, and from time to time, the Company shall declare and pay a dividend upon any of the Stock, or shall validly issue shares in lieu of, or in exchange for, or in addition to, any of the Stock without the receipt of additional consideration therefor, then any such shares subsequently issued with respect to the Stock then subject to this Agreement shall constitute additional Stock subject to this Agreement.

     4.4  Maintenance of Ownership Position.

          (a) Preemptive Rights. No Stockholder shall vote to reclassify the capital stock of the Company, to increase the number of issued and/or authorized shares of the Company's capital stock, or to issue or sell any capital stock or debt convertible into capital stock of the Company, or other Equity Interests, except upon the condition that each Stockholder shall have the right to purchase such capital stock or debt, in preference to and on the same terms and conditions offered to a third party, in order for each Stockholder to maintain its then-present proportionate ownership of the Company's capital stock, unless the Stockholders unanimously consent in writing to a disproportionate ownership interest of the Company's capital stock.

          (b) Right to Purchase Additional Stock. In the event that any Stockholder fails to exercise its rights under Section 4.4(a) to purchase additional capital stock or debt of the Company, such Stockholder's unpurchased portion of stock or debt shall then be made available for purchase by each of the Stockholders which has purchased its proportionate ownership interest of such stock or debt, in proportion to each such Stockholder's then Equity Interest in the Company (after giving effect to the shares or debt purchased pursuant to Section 4.4(a)).

     4.5 Distribution of Net Profits. After the costs and expenses of the Company are paid, accrued, or otherwise reserved against, the Company's net profits may be distributed to the Stockholders in proportion to each Stockholder's Equity Interest. Distribution of such profits shall be made to the Stockholders promptly upon the unanimous vote or written consent of the Stockholders.

     4.6 Notices. Any and all notices or other communications provided for herein shall be in writing and shall be considered duly given upon the earliest to occur of (a) personal delivery, (b) three days after being sent by a reputable international overnight courier service, (c) seven days after being mailed by registered or certified international or air mail, return receipt requested or recorded (as the case may be), postage prepaid or (d) the delivering party's receipt of a written confirmation of a facsimile transmission. All notices shall be addressed to the Company at its principal office and to the Stockholders at their addresses listed on the signature pages of this Agreement. Any party hereto may change his or its address by giving notice to the other parties hereto as provided herein.

     4.7  Confidential Information.

          (a) Obligation to Maintain Confidentiality. Each of the Stockholders recognizes and acknowledges that the Company's confidential and proprietary financial data, computer software and hardware, intellectual property rights, business know-how, customer contacts, supplier contacts, present and future plans, budgets, and all other proprietary information (collectively, the "Confidential Information") are valuable, special and unique assets of the Company. At no time shall any Stockholder, or any of its directors, officers, employees, attorneys, accountants and other agents and representatives (collectively, "Representatives" of such Stockholders), disclose any Confidential Information or any part thereof, to any Person for any reason or purpose whatsoever except in accordance with the terms of this Section 4.7. Each of the Stockholders agrees that money damages alone would not be an adequate remedy for breach of this Section 4.7 and, accordingly, in the event of a breach or threatened breach by a Stockholder or its Representative of the provisions of this Section 4.7, the Company (or either

Stockholder acting on behalf of the Company), shall be entitled, without being required to post a bond, to an injunction restraining such Stockholder or its Representative from disclosing, in whole or in part, the Confidential Information, or from rendering any services to any Person to whom the Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company, or either of the Stockholders acting on behalf of the Company, from pursuing any other remedies available to the Company for such breach or threatened breach, including recovery of damages from the breaching Stockholder. In any action or proceeding to enforce the provisions of Section 4.7, the prevailing party shall pay, and shall be reimbursed by the non-prevailing party for, all costs incurred in such action or proceeding including, without limitation, all court costs and filing fees, and all reasonable attorneys' fees, incurred whether at the trial level, at the appellate level or otherwise. In the event either Stockholder, acting on behalf of the Company, brings suit to enforce the provisions of Section 4.7, such Stockholder shall pay, out of its own funds, the costs and expenses of such suit and shall be reimbursed therefor out of the first collections of any award therefrom in favor of the Company. Each Stockholder shall be liable for any breach of this Section
4.7 by its Representatives. This Section 4.7 shall survive the termination of this Agreement.

     Notwithstanding the foregoing, (a) any Stockholder may disclose any Confidential Information to those of its Representatives who need to know or request such information for the purpose of performing their duties or services for the Stockholder, it being understood that the Representatives to whom disclosure of any Confidential Information is made will be informed of the confidential nature of the subject matter of such disclosure; provided that Confidential Information shall not be disclosed to any Representative who is a Competitor, (b) disclosure of any Confidential Information may be made by any Stockholder or its Representatives to the extent that either (i) in the opinion of such Stockholder's outside legal counsel, such disclosure is required pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the rules and regulations under either such Act, or any other applicable law, rule or regulation, or (ii) such disclosure is legally compelled by judicial or administrative order, deposition, interrogatory, request for documents, subpoena, investigative demand or other process or otherwise is necessary in connection with any claim or litigation arising under or with respect to this Agreement. In the event that any Stockholder or its Representative becomes subject to a demand for discovery or other request for disclosure of Confidential Information pursuant to applicable law or regulation or legal process, such Stockholder, on its own or on its Representative's behalf, shall give prompt notice to the Company of such demand or request and shall cooperate, as reasonably requested, in seeking a protective order or other appropriate remedy and/or, to the extent permitted by law, with respect to the form of such required disclosure.

          (b) Exclusions from Confidential Information. The Confidentiality provisions of this Section 4.7 do not apply to and the term "Confidential Information" does not include, any information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by the Stockholder or its Representatives in violation of this Section), or (ii) was or becomes available to the Stockholder or its Representatives on a nonconfidential basis from a source other than the Company; provided that such source is not known by the Stockholder or any of its Representatives (after reasonable inquiry) to be bound by a confidentiality agreement with the Stockholder or its Representatives.

     4.8 Non-Competition. Each of the Stockholders covenants with each other and the Company (and, with respect to subsection (b), VJN solely covenants) that neither it nor any of its Affiliates shall, either on its own account or jointly with, on behalf of or for any Person, whether as principal, agent, partner, shareholder, director, consultant, employee or otherwise and whether directly or indirectly:

          (a) at any time during the Relevant Period (as defined herein), other than on behalf of the Company, work for, carry on, assist or have an interest in, directly or indirectly, any business within the Territory that
(i) is directly or substantially in competition with any music video television programming and/or music related broadcast services or products which constitute a component of the Business, or any future extension or expansion thereof (for purposes of this Section 4.8, the "Core Business"); provided, however, that the business that is or may, from time to time, be conducted by Ticketmaster U.K. Limited, other than any music video television programming and/or music related broadcast services, shall be deemed to not violate this Section 4.8(a), or (ii) utilizes any trade name, mark or style, symbol or design that is used by (or is confusingly similar to one used by) the Company in connection with any aspects of the Core Business;

          (b) at any time during the Relevant Period (as defined herein), work for, carry on, assist or have an interest in, directly or indirectly, any business within the Territory that (i) is directly or substantially in competition with the core business of Ticketmaster and its Affiliates as of the date hereof, including, without limitation, (A) establishing and/or operating a computerized event ticketing and/or mass distribution system for live events, together with businesses incident thereto, (B) establishing and/or operating comprehensive ticket inventory control management systems, including, without limitation, general admission ticketing and concession control systems, and (C) providing merchandising, publishing, direct marketing, advertising and/or promotional services in connection with the subject matter of the immediately preceding clauses (A) and (B), or (ii) utilizes any trade name, mark or style, symbol or design that is used by (or is confusingly similar to one used by) Ticketmaster or any of its Affiliates in connection with its business;

          (c) solicit any business that would be in direct or substantial competition with the Core Business from any Person who, at any time during the Relevant Period, was a customer or client of the Company (or who at any time during such period was in the course of negotiating therewith) in connection with the Core Business;

          (d) unreasonably interfere with any agreement relating to the Business to which the Company is party; or

          (e) use or permit the Company's name to be used so as to suggest an inappropriate connection between the Stockholder's business and the Company;

provided that nothing in this Section shall preclude a Stockholder or its Affiliates from holding or acquiring, directly or indirectly, not more than 1% in the aggregate, of the issued shares or other securities of any class of any other company which is listed or dealt in on any recognized stock exchange or other organized trading market and which conducts business predominantly within the Territory. For purposes of this Section 4.8, the Relevant Period shall mean the period commencing on the date hereof and ending 12 months after the earlier of the date upon which

(i) a Stockholder, together with its Affiliates, ceases to own any Equity Interest in the Company, or (ii) this Agreement terminates or expires. The provisions of this Section 4.8 shall survive the termination of this Agreement.

     4.9 Approval of Disclosures. In the event that any Stockholder hereto shall, at any time, sell or offer to sell any securities issued by it through the medium of any prospectus or otherwise, each shall do so only in compliance with this Agreement and all applicable securities laws. To the extent contained in any such prospectus or other written communication, each other Stockholder shall have the right to approve any description of
(a) it and/or any of its Affiliates, (b) this Agreement, the Administrative Services Agreement or any other Transaction Documents (as defined in the Administrative Services Agreement), and (c) such Stockholder's relationship with the Company, the other Stockholders or their respective Affiliates, such right of approval to be exercised in writing within 5 days from the date on which such Stockholder shall have received copies of the proposed disclosure.

     4.10 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

     4.11 Severability. If any provision of this Agreement is held by a court or regulatory body of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions hereof shall be enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

     4.12 RTPA Registration. No provision of this Agreement or of any agreement or arrangement of which this Agreement forms part and which is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the date after particulars of this Agreement or of the agreement or arrangement of which it forms part (as the case may be) have been furnished to the Directors General of Fair Trading pursuant to the provisions of Section 24 of that Act.

     4.13 Modification; Amendment. No modification or amendment of this Agreement shall be valid unless the same shall be in writing executed by the Company and all of the Stockholders.

     4.14 Expenses. Except as otherwise specifically set forth herein, all costs and expenses incurred in connection with this Agreement and consummation of the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

     4.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, without regard to the conflict of laws provisions thereof, and each party hereto hereby submits to the exclusive jurisdiction of the courts of England and Wales. VJN hereby appoints Communications Equity Associates International Ltd., whose registered offices are at 74 Brook Street, London W1Y1YD ("CEAIL") as its agent for service of process in England and warrants that CEAIL accepts its appointment. VJN shall not revoke such appointment without the prior written consent of Ticketmaster, which consent shall not be unreasonably withheld, unless VJN first appoints another such agent and notifies Ticketmaster in writing in advance of the appointment and of the new agent's name and address; provided that if for any reason an agent appointed under this Section shall cease to act as such, VJN shall promptly appoint another such agent and notify Ticketmaster of the appointment and the new agent's name and address. If VJN does not make such an appointment within seven days of such cessation, then Ticketmaster may do so on VJN's behalf and shall notify the other parties hereto of such appointment.

     4.16 Binding Effect; Complete Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement and the Schedules attached hereto, together with the Administrative Services Agreement and the other Transaction Documents (as defined in the Administrative Services Agreement), constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.

     4.17 Specific Performance. The parties acknowledge that given the nature of the obligations of the parties hereto that any non-breaching party will be irreparably damaged by a breach of this Agreement. The parties hereto therefore acknowledge and agree that any non-breaching party hereto may seek specific performance of the provisions hereof and that no party hereto may assert adequacy of a remedy at law as a defense to an action for specific performance hereunder.

     4.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     4.19 Attorneys' Fees. If any legal action, including an action for declaratory relief, is brought to enforce any provision of this Agreement, the prevailing party or parties, as the case may be, shall be entitled to recover his, its or their respective reasonable attorneys' fees from non-prevailing party or parties, as the case may be. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which any prevailing party may be entitled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   THE COMPANY:
                                   -----------

                                   VIDEO JUKEBOX NETWORK
                                   INTERNATIONAL LIMITED

                                   Imperial House
                                   11-13 Young Street
                                   Kensington
                                   London W8 5EH
                                   Attention:  Managing Director



                                   By:  /s/ Vincent Monsey
                                        -----------------------------------
                                        Name: Vincent Monsey
                                        Title: Managing Director

                                   THE STOCKHOLDERS:
                                   ----------------

                                   VIDEO JUKEBOX NETWORK, INC.

                                   1221 Collins Avenue
                                   Miami Beach, Florida  33139
                                   Attention:  Chief Financial Officer



                                   By:  /s/ Alan McGlade
                                        -----------------------------------
                                        Name: Alan McGlade
                                        Title: President and CEO


                                   TM NO. 2 LIMITED

                                   20 Black Friars Lane
                                   London EC4V 6HD
                                   Attention: Chief Operating Officer



                                   By:  /s/ Marc Bension
                                        -----------------------------------
                                        Name: Marc Bension
                                        Title: Director

                                  EXHIBIT "A"




                     DATED                             1995
                     --------------------------------------




           (1)   VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED

           (2)   VIDEO JUKEBOX NETWORK, INC.

           (3)   TM NO. 2 LIMITED

           (4)



                  --------------------------------------------

                               DEED OF ADHERENCE
                                  relating to
                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED

                  --------------------------------------------





                                   Rowe & Maw
                              20 Black Friars Lane
                                London EC4V 6HD

                                Ref:  313/5649Z

This DEED OF ADHERENCE is made on                          199
BETWEEN:

(1) VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED whose registered office is at Imperial House, 11-13 Young Street, Kensington, London, United Kingdom ("the Company");

(2) VIDEO JUKEBOX NETWORK, INC. a Florida Corporation whose principal office is at 12000 Biscayne Boulevard, Miami, Florida 33181 USA (a "Covenantee");

(3) TM No. 2 LIMITED whose registered office is at 20 Black Friars Lane, London EC4V 6HD (a "Covenantee" and together with VIDEO JUKEBOX NETWORK, INC. the "Covenantees"); and

(4)  [                              ] whose registered office is at
     [                                            ] ("the Covenantor[s]").

BACKGROUND:

(A)  The Covenantees and the Company entered into a Stockholders' Agreement
     on [                  ] 1995 ("the Stockholders' Agreement") in which
     the parties to the Stockholders' Agreement agreed to certain matters relating to the investment in and operation of the Company.

(B) By virtue of the transfer referred to in the Schedule to this Deed ("the Transfer") the Covenantor[s] became the holders subject, inter alia, to the execution of this Deed, of [ ] ordinary shares in the capital of the Company ("the Shares").

(C) The parties hereto agree that the Covenantor[s] shall be bound by the terms and conditions of the Stockholders' Agreement.

OPERATIVE PART:

1.   Undertaking

1.1 In consideration of the sum of L.1 now paid by the Company (on behalf of itself and each of the Covenantees) to the Covenantor[s], receipt of which is hereby acknowledged, [each of] the Covenantor[s] hereby covenant[s] with and undertake[s] to each of the Covenantees[,] [and] the Company [and each other], with effect from their being registered as a member of the Company, to be bound by and to adhere to the terms and conditions of the Stockholders' Agreement as if the Covenantor[s] had been an original party to the Stockholders' Agreement insofar as the same are applicable to "Stockholders" as defined in such agreement.

1.2 Each of the Covenantees and the Company agrees that the Covenantor[s] shall for the purpose of the Stockholders' Agreement be included in the definition of "Stockholders" contained therein with effect from their being registered as members of the Company.

2.   Continued Liability of Transferor

     Notwithstanding anything contained herein on the transfer of the Shares pursuant to the Transfer and the entry by the Covenantor[s] into this Deed, nothing in this Deed shall in any way release, discharge or diminish the liability of the transferor from the due and prompt performance of its obligations under the Stockholders' Agreement.

3.   Retransfer by Affiliate

     The Covenantor[s] shall, prior to ceasing to be an Affiliate (as defined in the Stockholders' Agreement) of the transferor of the Shares pursuant to the Transfer, retransfer all of [its][their] rights, title and interest in the Shares, free from all Encumbrances (as defined in the Stockholders' Agreement) to such transferor.

4.   Jurisdiction

     This Deed of Adherence shall be construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts to settle any disputes which may arise in connection with this Deed of Adherence.

5.   Notices

     The [respective] address[es] for service of notices on the Covenantor[s] under the Stockholders' Agreement shall be their respective address[es] set out above (or such other address[es] as they shall notify to the Company in writing).

THE PARTIES have shown their acceptance of the terms and conditions of this Deed of Adherence by executing it as a Deed below.

                                    SCHEDULE
                                    --------

Transferor           Transferee           Shares            Price
- ----------           ----------           ------            -----

THE COMMON SEAL of VIDEO      )
JUKEBOX NETWORK               )
INTERNATIONAL LIMITED was     )
affixed to this Deed in       )
the presence of:              )





SIGNED and DELIVERED by       )
(authorised signatory) and    )
(authorised signatory)        )
on behalf of VIDEO JUKEBOX    )
NETWORK INC. and thereby      )
executed by it as its Deed    )





THE COMMON SEAL of            )
TM No. 2 LIMITED was          )
affixed to this Deed in       )
the presence of:              )




[THE COMMON SEAL of           )
[                        ]    )
was affixed to this Deed      )
in the presence of:           )




SIGNED AS A DEED and          )
DELIVERED by [           ]    )
in the presence of:           )

Witness:     ...................

Address:     ...................
             ...................
             ...................

Occupation   ...................]